Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-289278) on Form S-3 and (No. 333-293275) on Form S-8 of our report dated March 27, 2026, with respect to the combined financial statements of American Bitcoin Corp.

/s/ KPMG LLP

New York, New York

March 27, 2026